Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

January 26, 2022

Sierra Oncology, Inc.

1820 Gateway Drive, Suite 110

San Mateo, California, 94404

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the offering by Sierra Oncology, Inc., a Delaware corporation (the “Company”), of 4,074,075 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) and 925,925 pre-funded warrants (the “Pre-Funded Warrants” together with the Shares, the “Securities”), including up to 750,000 shares that may be issued and sold pursuant to the exercise of an option to purchase additional shares of common stock of the Company, pursuant to a Registration Statement on Form S-3 (Registration No. 333-260799) (the “Registration Statement”), filed by the Company on November 5, 2021 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement related to the Securities filed by the Company with the SEC pursuant to Rule 424(b) promulgated under the Securities Act (together with the Base Prospectus, the “Prospectus”).

We understand that the Securities are to be sold to the underwriters for resale to the public as described in the Prospectus and pursuant to an underwriting agreement entered into by and among the Company and Jefferies LLC and Cantor Fitzgerald & Co., as representatives of the several underwriters named in Schedule A of the Underwriting Agreement, substantially in the form attached as an exhibit to a Current Report on Form 8-K to be filed on or about January 26, 2022 by the Company with the SEC (the “Underwriting Agreement”).

We are acting as counsel for the Company in connection with the sale of the Securities by the Company. In such capacity, we have examined the Registration Statement (including exhibits thereto), the Prospectus and the Underwriting Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion that (i) the Shares to be issued and sold by the Company have been duly authorized and, when such Shares are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable; (ii) the Pre-Funded Warrants have been duly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Company; and (iii) the Pre-Funded Warrant Shares have been duly authorized by the Company and, when issued and delivered by the Company upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

AUSTIN        BEIJING        BOSTON         BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO

SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE

Sierra Oncology, Inc.

January 26, 2022

We consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K, to be filed on or about January 26, 2022, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement.

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Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation